EXHIBIT 99.1

COSINE COMMUNICATIONS ANNOUNCES FINANCIAL RESULTS
FOR THE QUARTER ENDED MARCH 31, 2008

LOS GATOS, CALIFORNIA, May 14, 2008 -- CoSine Communications, Inc. (COSN.PK), today announced net income of $52,000 or $0.01 per share for the three months ended March 31, 2008 as compared to net income of $94,000 or $0.01 per share for the three months ended March 31, 2007.

About Cosine Communications

CoSine Communications was founded in 1998 as a global telecommunications equipment supplier to empower service providers to deliver a compelling portfolio of managed, network-based IP and broadband services to consumers and business customers. CoSine ceased its customer service operations effective December 31, 2006. CoSine’s strategic plan is to redeploy its existing resources to identify and acquire new business operations. CoSine’s redeployment strategy will involve the acquisition of one or more operating businesses with existing or prospective taxable earnings. This strategy may allow CoSine to realize future cash flow benefits from its net operating loss carry-forwards (“NOLs”). As of this date, no candidates have been identified, and no assurance can be given that CoSine will find suitable candidates, and if it does, that it will be able to utilize its existing NOLs.

Safe Harbor Warning

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which include, among others, statements concerning CoSine's expected financial performance, exploration of strategic alternatives, and business outlook, expected performance and developments. The company uses words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

Factors that might cause such a difference include, but are not limited to, Cosine’s ability to identify and effectuate desirable strategic acquisitions, the time and costs required to explore and investigate possible transactions and other corporate actions, management and board interest in and distraction due to exploring and investigating strategic alternatives, the reactions, either positive or negative, of investors, competitors, customers, employees and others to CoSine exploring and executing possible strategic acquisitions. A detailed discussion of these factors and other risks that affect CoSine's business is contained in its SEC filings, including its most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date hereof. CoSine undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

For additional information contact:

Terry Gibson
(408) 399-6494
E-mail: Terry.Gibson@Cosinecom.com

CoSine Communications, Inc.
STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Three months ended
	March 31,
	2008	2007
Revenue:
Product	$-	$-
Service	-	-
Total revenue	-	-
Cost of revenue	-	-

Gross profit	-	-

Operating expenses:
Research and development	-	-
Sales and marketing	-	-
General and administrative	178	197
Restructuring and impairment charges	-	-
Total operating expenses	178	197

Loss from operations	(178)	(197)

Interest income and expense and other, net	230	291

Loss before income tax (benefits) provision	52	94

Income tax (benefits) provision	-	-

Net income	$52	$94

Basic net income per share	$0.01	$0.01
Diluted net income per share	$0.01	$0.01
Shares used in computing basic and
diluted net income per share
Basic	10,091	10,091
Diluted	10,091	10,120

CoSine Communications, Inc.
CONDENSED BALANCE SHEETS
(in thousands)

	March 31, 2008	December 31,
	(Unaudited)	2007 (1)
ASSETS
Current assets:
Cash and cash equivalents	$8,400	$12,709
Short-term investments	14,684	10,410
Other receivables	116	-
Prepaid expenses and other current assets	23	109
Total Current Assets	23,223	23,228
Long-Term Deposits	3	3
Total Assets	$23,226	$23,231

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$226	$204
Other accrued liabilities	10	97
Total liabilities	236	301

Stockholders' equity:
Common stock	1	1
Additional paid-in capital	539,034	539,026
Accumulated other comprehensive income	15	15
Accumulated deficit	(516,060)	(516,112)
Total stockholders' equity	22,990	22,930
	$23,226	$23,231

(1) Amounts are derived from the December 31, 2007 audited financial statements.